UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________________________________________

FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 27, 2024

SUPER MICRO COMPUTER, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33383	77-0353939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
980 Rock Avenue, San Jose, California 95131
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (408) 503-8000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SMCI	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On September 27, 2024, Super Micro Computer, Inc. (the “Company”) entered into a Ninth Amendment to Loan and Security Agreement (the “ABL Amendment”), by and among the Company, the lenders party thereto, and Bank of America, N.A., as administrative agent for the lenders, which amends the Loan and Security Agreement, dated as of April 19, 2018 (as amended, the “ABL Agreement”). The ABL Amendment, among other things, extends the date by which the Company is required to deliver its audited financial statements for its fiscal year ending June 30, 2024 (the “FY2024 Financial Statements”) under the ABL Agreement from September 28, 2024 to November 27, 2024 and adds a $70 million availability block to the U.S. borrowing base thereunder.

In addition, on September 27, 2024, the Company entered into Amendment No. 1 to Term Loan Credit Agreement (the “Term Loan Amendment”), by and among the Company, the lenders party thereto, and Bank of America, N.A., as administrative agent for the lenders (as amended, the “Term Loan Agreement”). The Term Loan Amendment, among other things, extends the date by which the Company is required to deliver the FY2024 Financial Statements under the Term Loan Agreement from September 28, 2024 to November 27, 2024 and required the Company to prepay $250 million of the term loans outstanding thereunder.

The foregoing descriptions of the ABL Amendment and Term Loan Amendment are qualified in their entirety by the full text of such amendments, copies of which are filed as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information regarding the ABL Amendment and the Term Loan Amendment as set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 30, 2024, the Company filed an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Amendment”) with the Secretary of State of the State of Delaware to effect a ten-for-one forward split (the “Stock Split”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), without any change to its par value. The Amendment also effected a proportionate increase in the number of shares of authorized Common Stock from 100,000,000 to 1,000,000,000. Pursuant to Section 242(d) of the General Corporation Law of the State of Delaware, stockholder approval was not required in connection with the foregoing.

The Stock Split became effective at 5:00 p.m. Eastern Time on September 30, 2024 (the “Effective Time”). Trading in the Common Stock on the Nasdaq Global Select Market is expected to commence on a Stock Split-adjusted basis at the market open on October 1, 2024, under the existing trading symbol “SMCI.” The new CUSIP number for the Common Stock following the Stock Split is 86800U302.

As a result of the Stock Split, every one (1) share of Common Stock issued and outstanding was automatically divided into ten (10) shares of Common Stock. The Stock Split does not modify any rights or preferences of the shares of the Common Stock. Proportionate adjustments were automatically made to the number of shares of Common Stock underlying the Company’s outstanding equity awards, equity incentive plans, and other existing agreements, as well as exercise or conversion prices, as applicable.

The foregoing description of the Amendment is qualified in its entirety by the full text of the Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Super Micro Computer, Inc.

10.1	Ninth Amendment to Loan and Security Agreement, dated September 27, 2024, by and among the Company, the lenders party thereto, and Bank of America, N.A., as administrative agent for the lenders

10.2	Amendment No. 1 to Term Loan Credit Agreement, dated September 27, 2024, by and among the Company, the lenders party thereto, and Bank of America, N.A., as administrative agent for the lenders

104	Cover Page Interactive Data File

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPER MICRO COMPUTER, INC.

Date: September 30, 2024	By:	/s/ Charles Liang
President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)